UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017 (February 7, 2017)

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Long-Term Incentive Compensation Awards

On February 7, 2017, the Board of Directors (the “Board”) of Resolute Energy Corporation (the “Company”) and its Compensation Committee approved long-term incentive awards under the Company’s 2009 Performance Incentive Plan (the “Plan”) to the Company’s employees including the Company’s Named Executive Officers (the “NEOs”), who are listed in the table below.

The awards to the NEOs consist of grants of restricted stock, one-half of which vest by the passage of time (“Time Vested Shares”) and one-half of which vest only upon achievement of specified thresholds of cumulative total shareholder return (“TSR”) as compared to a specified peer group (the “Performance Vested Shares”). A TSR percentile (the “TSR Percentile”) is calculated based on the change in the value of the Company’s common stock between the grant date and the applicable vesting date, including any dividends paid during the period, as compared to the respective TSRs of a specified group of 11 peer companies. The Time Vested Shares vest automatically in three installments upon the one-, two- and three-year anniversaries of the grant date. The Performance Vested Shares vest in three installments to the extent that the applicable TSR Percentile ranking thresholds are met upon the one-, two- and three-year anniversaries of the grant date. Performance Vested Shares that are eligible to vest on a vesting date but do not qualify for vesting become eligible for vesting again on the next vesting date. All Performance Vested Shares that do not vest as of the final vesting date will be forfeited on such date.

The awards also consist of the right to earn additional shares of common stock upon achievement of a higher TSR Percentile (“Outperformance Shares”). The Outperformance Shares are earned in increasing increments based on a TSR Percentile attained over a specified threshold. Outperformance Shares may be earned on any vesting date to the extent that the applicable TSR Percentile ranking thresholds are met in three installments on the one-, two- and three-year anniversaries of the grant date. Outperformance Shares that are earned at a vesting date will be issued to the recipient; however, prior to such issuance, the recipient is not entitled to stockholder rights with respect to Outperformance Shares. Outperformance Shares that are eligible to be earned but remain unearned on a vesting date become eligible to be earned again on the next vesting date. The right to earn any theretofore unearned Outperformance Shares terminates immediately following the final vesting date.

The vesting schedule for the above awards continues as long as the recipient is employed by the Company or, in the case of Messrs. Sutton, Piccone and Gazulis, effects a qualifying retirement. Any unvested shares are forfeited upon a recipient’s termination of employment with the Company, other than in the event of a qualifying retirement. Upon death or disability, all Time Vested Shares and Performance Vested Shares shall vest, but any unearned Outperformance Shares are no longer eligible to be earned. Upon a change in control (as defined by the Plan), all Time Vested Shares and Performance Vested Shares vest on the terms set forth in the Plan, and any unearned Outperformance Shares will be earned to the extent that the applicable performance thresholds are met in the change in control transaction. The 2017 equity awards to the Named Executive Officers were as follows:

Named Executive Officer	Restricted Stock	Outperformance Share Rights
Nicholas J. Sutton, Executive Chairman	18,358	9,179
Richard F. Betz, Chief Executive Officer	50,879	25,439
James M. Piccone, President	43,535	21,767
Theodore Gazulis, Executive Vice President and Chief Financial Officer	34,422	17,211
Michael N. Stefanoudakis, Executive Vice President, General Counsel and Secretary	32,127	16,063

The terms of the 2017 equity awards are governed in all respects by the terms of the Plan and the applicable Equity Incentive Grant Agreements, and the above summary is qualified in its entirety by reference thereto.  The Form of Equity Incentive Grant Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Promotion of Michael N. Stefanoudakis

On February 7, 2017, the Board also approved the promotion of Michael N. Stefanoudakis from the position of Senior Vice President, General Counsel and Secretary to the position of Executive Vice President, General Counsel and Secretary.  Biographical and related information regarding Mr. Stefanoudakis is set forth in the Company’s proxy statement relating to its 2016 annual stockholders’ meeting, and such information is incorporated herein by reference.

Amended Employment Agreements

Finally, on February 7, 2017, the Board approved amended employment agreements for each of Messrs. Piccone, Gazulis and Stefanoudakis, which agreements are effective January 1, 2017, and are substantially similar to the employment agreement entered into by Mr. Betz and Mr. Sutton in January 2017, except as described below.  The following is a summary of the material terms of the employment agreements for Messrs. Piccone, Gazulis and Stefanoudakis.

The employment agreements for Messrs. Piccone, Gazulis and Stefanoudakis provide for the payment of  annual base salaries, effective January 1, 2017, initially in the amounts of $415,000, $350,000 and $350,000, respectively, and annual short-term incentive payments (as a percent of base salary) upon the achievement of certain targets.  Messrs. Piccone, Gazulis and Stefanoudakis’ initial target annual short-term incentive (“STI”) payment percentages are 100%, 100% and 90%, respectively. The agreements also provide for the issuance of annual grants of equity or equity related awards (valued as a percentage of base salary). Messrs. Piccone, Gazulis and Stefanoudakis’ initial target annual long-term incentive (“LTI”) payment percentages are 400%, 375% and 350%, respectively.  In addition, each executive is entitled, during the term of his employment agreement, to receive such welfare benefits and other fringe benefits (including, but not limited to vacation, medical, dental, life insurance, 401(k) and other employee benefits and perquisites) as the Company may offer from time to time to similarly situated executive level employees, subject to applicable eligibility requirements. The employment agreements have an initial term commencing effective as of January 1, 2017, and ending on December 31, 2017, with automatic additional one year term extensions.

Each employment agreement provides that if the executive’s employment is terminated (a) by the Company without “cause”, but in the absence of a “change in control”, (b) by the executive with “good reason”, or (c) by the Company or by the executive upon his death or disability, the executive is entitled to receive, in addition to earned but unpaid compensation, bonus payments, employee benefits and business expense reimbursements (the “Accrued Payments”), (i) payment of an amount equal to the equivalent of 24 months of his base salary as of the date of termination (ii) payment of an amount equal to a 2x multiple of the executive’s target STI payment, (iii) payment of an amount equal to a pro-rata portion of the target STI payment that executive would have been entitled to for the calendar year of termination (a “Pro Rata Bonus”),  (iv) reimbursement on a monthly basis of premiums for payments for COBRA or equivalent health care coverage for 24 months, (v) vesting of any time-based long-term incentive awards, and (vi) continued vesting of any performance-based long-term incentive awards through the end of the applicable performance period if any performance targets are met during such period (the payments described in (i) through (iv) are collectively referred to as the “Severance Payments”).  The terms “cause”, “change in control” and “good reason” have the definitions set forth in the employment agreements.

Each employment agreement also provides that if the executive’s employment is terminated by the Company without cause, or by the executive with good reason, within six months prior to the occurrence of a change in control or within two years following a change in control, he is entitled to receive, in addition to Accrued Payments, (i) an amount equal to a multiple of the sum of (a) the executive’s annual base salary as of the termination date, or, if greater, as of the date of the change in control, plus (b) his target STI payment, calculated based on his annual base salary as of the termination date, or, if greater, as of the date of the change in control, (ii) payment of the Pro-Rata Bonus, and (iii) reimbursement on a monthly basis of premiums for payments for COBRA or equivalent health care coverage for 24 months (the payments described in (i) through (iii) are collectively referred to as the “Change in Control Severance Payments”).  For Mr. Piccone the severance multiple in subpart (i) is 2.75x and for Messrs. Gazulis and Stefanoudakis the severance multiple is 2.5x.

In addition, upon a change in control, (i) any equity awards will vest to the extent that the vesting of all outstanding awards is accelerated by the Board under the terms of the Plan, and (ii) any performance-based equity awards held by the executive will vest to the extent that the stock price target or other performance thresholds applicable to such awards are met in the change in control transaction, as determined by the Board in its reasonable discretion. Any performance-based equity awards held by the executive that are not vested under the preceding sentence will be automatically converted to time-based equity awards in equal one-third proportions and the vesting of those awards will be amended such that those awards shall vest over the executive’s next three regularly scheduled vesting dates.  Any remaining equity awards that remain unvested will vest on the established vesting date of such award, provided however, that in the event of a termination of the executive’s employment by the Company (or its successor) for any reason (other than for cause), or in the event of a termination of his employment by the executive for good reason, within two years following a change in control, such unvested equity awards will immediately and automatically vest in full and, in the case of options or other exercisable equity awards, will remain exercisable for two years following such termination of employment.

In addition, if the executive’s employment is terminated (i) by the Company for any reason other than for cause or (ii) by the executive for good reason within the six months prior to the occurrence of a change in control, then the executive will be treated for purposes of the vesting of equity awards as if he continued to be employed through the date of the change in control and the termination of his employment occurred immediately following the change in control.

The timing and amount of any Severance Payments or Change in Control Severance Payments to the executive may be modified to comply with, and to avoid additional taxes or interest under, Section 409A of the Internal Revenue Code of 1986, as amended.

The agreements contain confidentiality and non-compete provisions substantially similar to existing agreements; provided that the applicable non-compete period for each of Messrs. Piccone, Gazulis and Stefanoudakis is 18 months in the event of a resignation without good reason or termination for cause, 12 months in the event of a termination without cause or resignation for good reason, and 6 months following a termination in connection with a change in control.

The above description of the employment agreements is qualified in its entirety by the complete copies of the employment agreements attached as exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Form of Equity Incentive Grant Agreement
Exhibit 10.1	Employment Agreement, effective as of January 1, 2017, by and between the Company and James M. Piccone
Exhibit 10.2	Employment Agreement, effective as of January 1, 2017, by and between the Company and Theodore Gazulis
Exhibit 10.3	Employment Agreement, effective as of January 1, 2017, by and between the Company and Michael N. Stefanoudakis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2017	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Form of Equity Incentive Grant Agreement
Exhibit 10.1	Employment Agreement, effective as of January 1, 2017, by and between the Company and James M. Piccone
Exhibit 10.2	Employment Agreement, effective as of January 1, 2017, by and between the Company and Theodore Gazulis
Exhibit 10.3	Employment Agreement, effective as of January 1, 2017, by and between the Company and Michael N. Stefanoudakis